As filed with the Securities and Exchange Commission on July 23, 1998
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             _____________________

                           ROCKFORD INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          California                                      33-0075112
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                     Identification No.)

                       1851 East First Street, Suite 600
                          Santa Ana, California  92705
                    (Address of principal executive offices)

                             1995 STOCK OPTION PLAN
                                       OF
                           ROCKFORD INDUSTRIES, INC.
                            (Full title of the plan)

                                 Gerry J. Ricco
                            Chief Executive Officer
                           Rockford Industries, Inc.
                       1851 East First Street, Suite 600
                          Santa Ana, California 92705
                    (Name and address of agent for service)

                                 (714) 547-7166
         (Telephone number, including area code, of agent for service)
                              ____________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                          Proposed
                                                                  Proposed                maximum
                                           Amount                 maximum                 aggregate             Amount of
Title of securities                         to be              offering price             offering             registration
to be registered                          registered            per share(1)              price(1)                fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                  400,000                $9.32                 $3,728,000             $1,099.76
====================================================================================================================================

(1) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee, were calculated based on an average price of $9.32, which is comprised of (i) an average exercise price of $8.14 for the 258,711 shares of Common Stock subject to awards previously granted under the Plan and (ii) the average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System - National Market System for July 17, 1998 for the 141,289 shares of Common Stock subject to awards remaining to be granted under the Plan.
================================================================================

                    The Exhibit Index is located on page 5.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               Pursuant to General Instruction E of Form S-8, the Registration Statement No. 333-05609 on Form S-8 of the registrant filed with the Securities and Exchange Commission on June 10, 1996, relating to the registrant's 1995 Stock Option Plan is hereby incorporated by this reference.

ITEM 8.  EXHIBITS

          See the attached Exhibit Index.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 17th day of July, 1998.

                           ROCKFORD INDUSTRIES, INC.


                           By:   /s/Gerry J. Ricco
                                 --------------------------------------------
                                    Gerry J. Ricco
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

               We, the undersigned directors and officers of Rockford Industries, Inc., do hereby constitute and appoint Gerry J. Ricco and Kevin P. McDonnell, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                          Title                           Date
-------------------------  --------------------------------------------  -------------
/s/Gerry J. Ricco          President, Chief Executive Officer and        July 17, 1998
-------------------------  Director (Principal Executive Officer)
    Gerry J. Ricco

/s/Brian Seigel            Executive Vice President and Director         July 17, 1998
-------------------------
    Brian Seigel

/s/Larry Hartmann          Executive Vice President and Director         July 17, 1998
-------------------------
    Larry Hartmann

/s/Kevin P. McDonnell      Executive Vice President and Chief            July 17, 1998
-------------------------  Financial
    Kevin P. McDonnell     Officer (Principal Financial and Accounting
                           Officer)

         Signature                           Title                    Date
         ---------                           -----                    ----

/s/Floyd S. Robinson       Director                              July 17, 1998
-------------------------
   Floyd S. Robinson

/s/Robert S. Vaters        Director                              July 17, 1998
-------------------------
   Robert S. Vaters

                               INDEX TO EXHIBITS


  Exhibit
  Number                           Description of Document
-----------  -------------------------------------------------------------------

    5        Opinion of O'Melveny & Myers LLP
    10.1     1995 Stock Option Plan of Rockford Industries, Inc., as amended
             and
             restated
    23.1     Consent of Counsel (contained in its opinion filed as Exhibit 5)
    23.2     Consent of Deloitte & Touche LLP
    24       Power of attorney (included in this Registration Statement under
             "Signatures")